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                                                                    EXHIBIT 21.1


                        Subsidiaries of the Registrant



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                       Name of Subsidiary                        State of Organization
                       ------------------                        ---------------------
     National Bank of Commerce of Birmingham                     National Bank
          NBC Securities, Inc..................................  Alabama
          NBC Investments, Inc.................................  Nevada
          NBC Joint Ventures, Inc..............................  Alabama

     Bank of Dadeville.........................................  Alabama
          Ashland Insurance, Inc...............................  Alabama

     Alabama Exchange Bank.....................................  Alabama
          Tuskegee Loan Company, Inc...........................  Alabama

     First Gulf Bank...........................................  Alabama

     First Citizens Bank, National Association.................  National Bank
          Clay County Finance Company, Inc.....................  Alabama
          FCB Investments, Inc.................................  Nevada

     First American Bank.......................................  Alabama
          Corporate Billing, Inc...............................  Alabama
          FAB Investments, Inc.................................  Alabama
          Rankin Insurance, Inc................................  Alabama

     Citizens & Peoples Bank, National Association.............  National Bank

     Public Bank...............................................  Florida

     Georgia State Bank........................................  Georgia

     Community Bank of Naples, National Association............  National Bank
          CBN Investments, Inc.................................  Nevada
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